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                                                                   EXHIBIT 23(c)

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 33-63963) and related Prospectus of Heritage Media Corporation for the registration of $300,000,000 of Subordinated Debentures and Notes and to the incorporation by reference therein of our report dated February 24, 1995, with respect to the consolidated financial statements of DIMAC Corporation included in Heritage Media Corporation's Report on Form 8-K, as amended, filed with the Securities and Exchange Commission.



                                                  /s/  ERNST & YOUNG LLP

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                                                    Ernst & Young LLP



St. Louis, Missouri
January 2, 1996